Exhibit 99.1

Corporate Communications Department

NEWS Release

Investor Contacts: Douglas Wilburne — 401-457-2288 Robert Bridge — 401-457-2288	FOR IMMEDIATE RELEASE

Media Contact:
David Sylvestre — 401-457-2362

Textron Reports Second Quarter 2015 Income from Continuing
Operations of $0.60 per Share, up 17.6%

Providence, Rhode Island — July 28, 2015 — Textron Inc. (NYSE: TXT) today reported second quarter 2015 income from continuing operations of $0.60 per share, up 17.6 percent from $0.51 per share in the second quarter of 2014.

Revenues in the quarter were $3.2 billion, down 7.4 percent compared to $3.5 billion in the second quarter of 2014.  Textron segment profit in the quarter was $306 million, up $2 million from the second quarter of 2014. Second quarter manufacturing cash flow before pension contributions was $106 million compared to $271 million during last year’s second quarter.

“Revenues were down in the quarter, as expected, but the company remains on track for growth in the second half of the year,” said Textron Chairman and CEO Scott C. Donnelly.  “Furthermore, good margin results at Textron Aviation, Bell and Industrial contributed to solid overall financial performance in the quarter, despite the decrease in revenues.”

Outlook

Textron confirmed its 2015 earnings per share from continuing operations guidance of $2.30 to $2.50 and its expectation for cash flow from continuing operations of the manufacturing group before pension contributions of $550 to $650 million with planned pension contributions of about $80 million.

Second Quarter Segment Results

Textron Aviation

Revenues at Textron Aviation were down $59 million, primarily reflecting a change in the mix of jets delivered in the quarter. Textron Aviation delivered 36 new Citation jets and 30 King Air turboprops in the quarter, compared to 36 Citations and 34 King Airs in last year’s second quarter.

Textron Aviation recorded a segment profit of $88 million in the second quarter compared to $28 million a year ago. The increase is primarily due to improved performance, reflecting a $27 million lower fair value step-up adjustment and the benefit of the integrated cost structure of Beechcraft and Cessna.

Textron Aviation backlog at the end of the second quarter was $1.4 billion, up $145 million from the end of the first quarter.

Bell

Bell revenues decreased $269 million, primarily the result of lower aircraft deliveries and a $41 million impact from the settlement of the SDD phase of the ARH program in last year’s second quarter.

Bell delivered 6 V-22’s and 6 H-1’s in the quarter, compared to 10 V-22’s and 8 H-1’s in last year’s second quarter and 39 commercial helicopters, compared to 46 units last year.

Segment profit decreased $40 million primarily due to the lower aircraft deliveries and a $16 million favorable impact in 2014 related to the ARH program, partially offset by favorable performance.

Bell backlog at the end of the second quarter was $4.8 billion, down $477 million from the end of the first quarter.

Textron Systems

Revenues at Textron Systems increased $40 million, primarily due to higher Unmanned Systems and Marine and Land Systems volumes, partially offset by lower Weapons and Sensors volume.

Segment profit was down $13 million, reflecting an unfavorable product mix during the quarter.

Textron Systems’ backlog at the end of the second quarter was $2.7 billion, down $218 million from the end of the first quarter.

Industrial

Industrial revenues increased $33 million due to higher overall volumes, partially offset by a $69 million unfavorable year-over-year impact from foreign exchange. Segment profit decreased $8 million reflecting lower performance partially offset by the impact of the higher volumes.

Finance

Finance segment revenues decreased $3 million and segment profit increased $3 million.

Conference Call Information

Textron will host its conference call today, July 28, 2015 at 8:00 a.m. (Eastern) to discuss its results and outlook.  The call will be available via webcast at www.textron.com or by direct dial at (800) 700-7860 in the U.S. or (612) 332-1210 outside of the U.S. (request the Textron Earnings Call).

In addition, the call will be recorded and available for playback beginning at 10:30 a.m. (Eastern) on Tuesday, July 28, 2015 by dialing (320) 365-3844 ; Access Code: 337220.

A package containing key data that will be covered on today’s call can be found in the Investor Relations section of the company’s website at www.textron.com.

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About Textron Inc.

Textron Inc. is a multi-industry company that leverages its global network of aircraft, defense, industrial and finance businesses to provide customers with innovative solutions and services. Textron is known around the world for its powerful brands such as Bell Helicopter, Cessna, Beechcraft, Hawker, Jacobsen, Kautex, Lycoming, E-Z-GO, Greenlee, Textron Systems, and TRU Simulation + Training. For more information visit: www.textron.com.

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Non-GAAP Measures

Manufacturing cash flow before pension contributions is a non-GAAP measure that is defined and reconciled to GAAP in an attachment to this release.

Forward-looking Information

Certain statements in this release and other oral and written statements made by us from time to time are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, which may describe strategies, goals, outlook or other non-historical matters, or project revenues, income, returns or other financial measures, often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “guidance,” “project,” “target,” “potential,” “will,” “should,” “could,” “likely” or “may” and similar expressions intended to identify forward-looking statements. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors that may cause our actual results to differ materially from those expressed or implied by such forward-looking statements.  Given these uncertainties, you should not place undue reliance on these forward-looking statements. Forward-looking statements speak only as of the date on which they are made, and we undertake no obligation to update or revise any forward-looking statements.  In addition to those factors described under “RISK FACTORS” in our Annual Report on Form 10-K, among the factors that could cause actual results to differ materially from past and projected future results are the following: interruptions in the U.S. Government’s ability to fund its activities and/or pay its obligations; changing priorities or reductions in the U.S. Government defense budget, including those related to military operations in foreign countries; our ability to perform as anticipated and to control costs under contracts with the U.S. Government; the U.S. Government’s ability to unilaterally modify or terminate its contracts with us for the U.S. Government’s convenience or for our failure to perform, to change applicable procurement and accounting policies, or, under certain circumstances, to withhold payment or suspend or debar us as a contractor eligible to receive future contract awards; changes in foreign military funding priorities or budget constraints and determinations, or changes in government regulations or policies on the export and import of military and commercial products; volatility in the global economy or changes in worldwide political conditions that adversely impact demand for our products; volatility in interest rates or foreign exchange rates; risks related to our international business, including establishing and maintaining facilities in locations around the world and relying on joint venture partners, subcontractors, suppliers, representatives, consultants and other business partners in connection with international business, including in emerging market countries; our Finance segment’s ability to maintain portfolio credit quality or to realize full value of receivables; performance issues with key suppliers or subcontractors; legislative or regulatory actions, both domestic and foreign, impacting our operations or demand for our products; our ability to control costs and successfully implement various cost-reduction activities; the efficacy of research and development investments to develop new products or unanticipated expenses in connection with the launching of significant new products or programs; the timing of our new product launches or certifications of our new aircraft products; our ability to keep pace with our competitors in the introduction of new products and upgrades with features and technologies desired by our customers; pension plan assumptions and

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future contributions; demand softness or volatility in the markets in which we do business; cybersecurity threats, including the potential misappropriation of assets or sensitive information, corruption of data or operational disruption; difficulty or unanticipated expenses in connection with integrating acquired businesses; and  the risk that anticipated synergies and opportunities as a result of acquisitions will not be realized or the risk that acquisitions do not perform as planned, including, for example, the risk that acquired businesses will not achieve revenue and profit projections.

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TEXTRON INC.
Revenues by Segment and Reconciliation of Segment Profit to Net Income
Three and Six Months Ended July 4, 2015 and June 28, 2014
(Dollars in millions, except per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	July 4, 2015	June 28, 2014	July 4, 2015	June 28, 2014
REVENUES
MANUFACTURING:
Textron Aviation	$1,124	$1,183	$2,175	$1,968
Bell	850	1,119	1,663	1,992
Textron Systems	322	282	637	645
Industrial	927	894	1,799	1,691
	3,223	3,478	6,274	6,296

FINANCE	24	27	46	56
Total revenues	$3,247	$3,505	$6,320	$6,352

SEGMENT PROFIT
MANUFACTURING:
Textron Aviation (a)	$88	$28	$155	$42
Bell	101	141	177	237
Textron Systems	21	34	49	73
Industrial	86	94	168	160
	296	297	549	512

FINANCE	10	7	16	11
Segment Profit	306	304	565	523

Corporate expenses and other, net	(33)	(38)	(75)	(81)
Interest expense, net for Manufacturing group	(32)	(36)	(65)	(71)
Acquisition and restructuring costs (b)	—	(20)	—	(36)

Income from continuing operations before income taxes	241	210	425	335
Income tax expense	(72)	(65)	(128)	(103)

Income from continuing operations	169	145	297	232
Discontinued operations, net of income taxes	(2)	(1)	(2)	(3)
Net income	$167	$144	$295	$229

Earnings per share:
Income from continuing operations	$0.60	$0.51	$1.06	$0.82
Discontinued operations, net of income taxes	—	—	(0.01)	(0.01)
Net income	$0.60	$0.51	$1.05	$0.81

Diluted average shares outstanding	279,935,000	282,764,000	280,024,000	283,099,000

(a)         Textron Aviation’s segment profit includes $6 million and $11 million, for the three and six months ended July 4, 2015, respectively, and $33 million and $45 million for the three and six months ended June 28, 2014, respectively, related to fair value step-up adjustments of acquired inventories sold during the periods.

(b)         Acquisition and restructuring costs for the three and six months ended June 28, 2014 includes $20 million and $25 million, respectively, of restructuring costs incurred related to the acquisition of Beech Holdings, LLC, the parent of Beechcraft Corporation, which was completed on March 14, 2014.  Transaction costs of $11 million related to the Beechcraft acquisition are also included in the six months ended June 28, 2014.

Textron Inc.

Condensed Consolidated Balance Sheets

(In millions)

(Unaudited)

	July 4, 2015	January 3, 2015
Assets
Cash and equivalents	$661	$731
Accounts receivable, net	1,163	1,035
Inventories	4,437	3,928
Other current assets	512	579
Net property, plant and equipment	2,462	2,497
Goodwill	2,015	2,027
Other assets	2,251	2,279
Finance group assets	1,447	1,529
Total Assets	$14,948	$14,605

Liabilities and Shareholders’ Equity
Short-term debt and current portion of long-term debt	$263	$8
Other current liabilities	3,800	3,630
Other liabilities	2,420	2,587
Long-term debt	2,650	2,803
Finance group liabilities	1,213	1,305
Total Liabilities	10,346	10,333

Total Shareholders’ Equity	4,602	4,272
Total Liabilities and Shareholders’ Equity	$14,948	$14,605

TEXTRON INC.

MANUFACTURING GROUP

Condensed Schedule of Cash Flows and Manufacturing Cash Flow GAAP to Non-GAAP Reconciliations

(In millions)

(Unaudited)

	Three Months Ended		Six Months Ended
	July 4,	June 28,	July 4,	June 28,
	2015	2014	2015	2014
Cash flows from operating activities:
Income from continuing operations	$163	$141	$287	$225
Depreciation and amortization	107	112	215	207
Changes in working capital	(101)	125	(406)	(138)
Changes in other assets and liabilities and non-cash items	14	(31)	20	(11)
Net cash from operating activities of continuing operations	183	347	116	283
Cash flows from investing activities:
Capital expenditures	(94)	(106)	(173)	(172)
Net cash used in acquisitions	(2)	(61)	(34)	(1,550)
Proceeds from the sale of property, plant and equipment	3	3	4	5
Other investing activities, net	3	(7)	(4)	(10)
Net cash from investing activities	(90)	(171)	(207)	(1,727)
Cash flows from financing activities:
Increase (decrease) in short-term debt	80	(184)	105	—
Proceeds from long-term debt	—	—	—	1,093
Purchases of Textron common stock	(87)	—	(87)	(150)
Other financing activities, net	14	5	10	18
Net cash from financing activities	7	(179)	28	961
Total cash flows from continuing operations	100	(3)	(63)	(483)
Total cash flows from discontinued operations	(1)	(1)	(3)	(2)
Effect of exchange rate changes on cash and equivalents	1	2	(4)	2
Net change in cash and equivalents	100	(2)	(70)	(483)
Cash and equivalents at beginning of period	561	682	731	1,163
Cash and equivalents at end of period	$661	$680	$661	$680

Manufacturing Cash Flow GAAP to Non-GAAP Reconciliations:

Net cash from operating activities of continuing operations - GAAP	$183	$347	$116	$283
Less: Capital expenditures	(94)	(106)	(173)	(172)
Plus: Total pension contributions	14	27	34	44
Proceeds from the sale of property, plant and equipment	3	3	4	5
Manufacturing cash flow before pension contributions- Non-GAAP	$106	$271	$(19)	$160

	2015 Outlook
Net cash from operating activities of continuing operations - GAAP	$941	-	$1,041
Less: Capital expenditures		(475)
Plus: Total pension contributions		80
Proceeds from the sale of property, plant and equipment		4
Manufacturing cash flow before pension contributions- Non-GAAP	$550	-	$650

Free cash flow is a measure generally used by investors, analysts and management to gauge a company’s ability to generate cash from operations in excess of that necessary to be reinvested to sustain and grow the business and fund its obligations.  Our definition of Manufacturing free cash flow adjusts net cash from operating activities of continuing operations for dividends received from TFC, capital contributions provided under the Support Agreement and debt agreements, capital expenditures, proceeds from the sale of property, plant and equipment and contributions to our pension plans.  We believe that our calculation provides a relevant measure of liquidity and is a useful basis for assessing our ability to fund operations and obligations.  This measure is not a financial measure under GAAP and should be used in conjunction with GAAP cash measures provided in our Consolidated Statements of Cash Flows.

TEXTRON INC.

Condensed Consolidated Schedule of Cash Flows

(In millions)

(Unaudited)

	Three Months Ended		Six Months Ended
	July 4,	June 28,	July 4,	June 28,
	2015	2014	2015	2014
Cash flows from operating activities:
Income from continuing operations	$169	$145	$297	$232
Depreciation and amortization	110	116	220	214
Changes in working capital	(66)	156	(335)	(77)
Changes in other assets and liabilities and non-cash items	11	(38)	23	(16)
Net cash from operating activities of continuing operations	224	379	205	353
Cash flows from investing activities:
Capital expenditures	(94)	(106)	(173)	(172)
Net cash used in acquisitions	(2)	(61)	(34)	(1,550)
Finance receivables repaid	15	25	46	58
Other investing activities, net	3	14	26	16
Net cash from investing activities	(78)	(128)	(135)	(1,648)
Cash flows from financing activities:
Principal payments on long-term and nonrecourse debt	(60)	(59)	(130)	(121)
Increase (decrease) in short-term debt	80	(184)	105	—
Proceeds from long-term debt	—	20	9	1,151
Purchases of Textron common stock	(87)	—	(87)	(150)
Other financing activities, net	5	6	10	19
Net cash from financing activities	(62)	(217)	(93)	899
Total cash flows from continuing operations	84	34	(23)	(396)
Total cash flows from discontinued operations	(1)	(1)	(3)	(2)
Effect of exchange rate changes on cash and equivalents	1	2	(4)	2
Net change in cash and equivalents	84	35	(30)	(396)
Cash and equivalents at beginning of period	708	780	822	1,211
Cash and equivalents at end of period	$792	$815	$792	$815